Exhibit (l)(1)
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 16, 2024, with respect to the financial statements of the subaccounts that comprise MONY Variable Account A, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.
/s/ KPMG LLP
Birmingham, Alabama
April 24, 2024

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 22, 2024, with respect to the statutory financial statements of MONY Life Insurance Company, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.
/s/ KPMG LLP
Birmingham, Alabama
April 24, 2024